AMENDMENT NO. 5 TO
                       SEMICONDUCTOR TECHNOLOGY AGREEMENT


         This Amendment No. 5 (the "Amendment") to the parties' Semiconductor Technology Agreement is entered into by and between Rambus Inc., a Delaware corporation with principal offices at 2465 Latham Street, Mountain View, California 94040, U.S.A. ("Rambus") and LG Semicon Co., Ltd. (formerly known as GoldStar Electron Co., Ltd.), a Korean corporation with principal offices at 1, Hyangjeong-dong, Hungduk-gu, Cheongju-si, Chungcheongbuk-do, 361-480 Korea ("LGS").


                                    RECITALS

         A. In 1994 the parties entered into a Semiconductor Technology Agreement (as previously restated and amended, the "License Agreement");

         B. In 1996 the parties amended the License Agreement to include certain additional "Rambus-2" interface technology. The parties now desire to further amend the License Agreement to include the development by Rambus, and implementation by LGS, of a Rambus ASIC cell for the Rambus-2 Interface Technology (the "RAC") as defined hereinbelow, on the terms and conditions set forth herein; and

         C. The parties also desire to provide for characterization by Rambus of the RAC.

         NOW, THEREFORE, the parties agree that the License Agreement is further amended to include the following:

1.       Definitions and Related Matters.

         Capitalized terms used in this Amendment shall have the meaning specified therefor in the License Agreement, and, in addition, the following terms shall have the meaning set forth below:

         1.1 "LGS Process Technology" means the 0.25 micron process technology adopted by LGS.

         1.2 "RAC" means the Rambus-2 ASIC cell as modified for the LGS Process Technology by Rambus in accordance with this Amendment.

         1.3 "RAC Deliverables" means the items specified in Exhibit A hereto.

         1.4 "gTRAC" means a prototype Rambus test ASIC device designed and manufactured by or for LGS and incorporating the RAC.

         1.5 "Rambus-2 Interface Technology," as defined in Amendment No. 3 of the License Agreement, shall also include the RAC Deliverables developed hereunder.

2.       Development of the RAC.

         2.1 Rambus shall use its reasonable best efforts to deliver to LGS the RAC Deliverables specified in Exhibit A by April 15, 1998, subject to the signing of this Amendment by August 18, 1997 and LGS' timely completion of its obligations pursuant to the provisions of Section 2.3 below.

         2.2 LGS shall assign an English-speaking engineer or an engineer with experience in communicating in English as liaison to Rambus on this project and shall cooperate with Rambus to complete the development contemplated by this Amendment including, without limitation, performance of the obligations specified in Section 4 below and Exhibits C and D.

         2.3 LGS will use its reasonable best efforts to deliver to Rambus preliminary versions of the items set forth in Exhibit C by the Effective Date (as defined below) and final versions of all Exhibit C items by October 30, 1997. LGS acknowledges that providing the process deliverables set forth in Exhibit C is a critical part of developing the RAC by Rambus and that any delay in delivery to Rambus of the items set forth in Exhibit C after October 30, 1997 will impact Rambus' ability to meet the target date for delivery of the RAC Deliverables provided in Section 2.1 above.

         2.4 Based on the delivery  schedule for the RAC Deliverables in Section
2.1 above, LGS will use its reasonable best efforts to complete the fabrication of the gTRAC by May 30, 1998.

         2.5 At LGS's request, Rambus will provide LGS at no charge up to thirty
(30) person days of consulting in the San Francisco Bay Area with respect to LGS's implementation of the RAC Deliverables pursuant to this Amendment. Reasonable additional such assistance, including any consulting performed at LGS's request in Korea, will be available for one thousand five hundred U.S. dollars (U.S. $1,500) per person day. It is understood that occasional project and design reviews held in the USA shall be provided free of charge by Rambus.

3.       Characterization.

         3.1 Rambus shall, in accordance with the terms and conditions contained hereinafter, characterize the functionality of the RAC and the behavior of the Rambus channel of the RAC on the gTRAC using a customized load board on its HP83000/F660 tester. Characterization shall be performed at room temperature and at hot and cold using three (3) devices from one lot which have been fabricated using typical process parameters. In addition, if SS and FF devices are available from LGS, this characterization shall also be performed at room temperature using three (3) devices from each such lot.

         3.2 Rambus shall use its reasonable best efforts to deliver to LGS by September 30, 1998 a characterization report of the functionality of the RAC and the behavior of the Rambus channel of the RAC on the gTRAC and its data. Such characterization report will include the specific results in each test in each skew wafer to tell the performances and design margins of the RAC with respect to the Rambus-2 (Direct) RAC Specification (the then current applicable specification revision as agreed upon by the parties). In addition, such report will include an evaluation of design and/or process problems, if any, found in the RAC along with proposed remedies for such problems. Rambus' ability to meet the September 30, 1998 date is subject to the execution of this Agreement by August 18, 1997 and LGS' timely completion of its obligations pursuant to the provisions of Section 4 below.

         3.3 THE TECHNICAL INFORMATION, SERVICES, AND ANY CONFIDENTIAL INFORMATION PROVIDED BY RAMBUS TO LGS ARE PROVIDED "AS IS" WITHOUT WARRANTY OF ANY KIND, EXPRESS, IMPLIED, STATUTORY, OR OTHERWISE, INCLUDING BUT NOT LIMITED TO ANY IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

4.       LGS's Assistance and Acceptance.

         4.1 LGS will design an ASIC that includes the RAC and incorporates the netlists of the gTRAC.

         4.2 LGS will generate masks and manufacture engineering samples of the gTRAC with the RAC.

         4.3 LGS will use its reasonable best efforts to complete the fabrication and assembly of the gTRAC by May 30, 1998. LGS will provide at least ten (10) package engineering samples of the gTRAC with the RAC to Rambus for each process condition to be characterized (typical, SS and FF).

         4.4 Within thirty-five (35) days after receipt of the characterization report from Rambus in accordance with Section 3.2 above, LGS shall examine such report in order to determine if it satisfies all the requirements of Sections
3.1 and 3.2 above. Prior to the expiration of this thirty-five (35) day period, LGS shall provide Rambus with a written acceptance of the characterization report or a written statement reporting LGS's dissatisfaction with such report. If Rambus receives no such writing, the characterization report shall be deemed accepted. In the event LGS delivers a statement of dissatisfaction to Rambus, Rambus shall promptly correct the unsatisfactory aspect(s) of such report and redeliver a corrected characterization report to LGS. Within thirty-five (35) days after such redelivery, LGS shall provide Rambus with written acceptance or with a statement of dissatisfaction. The above procedure shall be repeated until LGS provides Rambus with a written acceptance of the characterization report.

5.       Engineering Services Fees.

         5.1  In  consideration   for  Rambus'   engineering   services  in  the
development of the RAC hereunder, LGS will pay to Rambus an engineering services fee of five hundred thousand dollars (U.S. $500,000), as follows:

                  (a) two hundred fifty thousand dollars (U.S. $250,000) within thirty (30) days of the Effective Date or within fifteen (15) days of Korean government approval, whichever comes earlier;

                  (b) two hundred fifty thousand dollars (U.S. $250,000) within thirty (30) days of the tapeout of the database.

         5.2 In consideration for Rambus' engineering services in performing the characterization of the RAC, LGS shall pay to Rambus an engineering services fee of one hundred fifty thousand U.S. dollars (U.S. $150,000), payable as follows:

                  (a) seventy-five thousand dollars (U.S. $75,000) within thirty
(30) days of the date LGS delivers working silicon to Rambus; and

                  (b) seventy-five thousand dollars (U.S. $75,000) within thirty
(30) days of  acceptance  by LGS of the  characterization  report as provided in
Section 4.4 above, as applied to the RAC.

         5.3 All payments by LGS to Rambus under the provisions of Sections 5.1 and 5.2 above will be nonrefundable and shall not be recoupable against any royalty or other payment obligations of LGS under the License Agreement. The parties understand that the engineering services fees to be paid to Rambus represent partial reimbursement of the total cost incurred by Rambus for engineering services to be performed hereunder.

         5.4 If any of Rambus' obligations hereunder, including without limitation any consultation or evaluation services Rambus may provide to LGS, are performed in Korea by mutual agreement of Rambus and LGS, then LGS shall reimburse all travel and related living expenses incurred by Rambus with respect thereto within thirty (30) days after receipt of Rambus' invoice therefor.

         5.5 All payments by LGS to Rambus under this Section 5 shall be made by telegraphic wire transfer to Rambus' bank account designated by Rambus in writing in advance.

6.       Ownership.

         6.1 Subject to the licenses granted to LGS pursuant to the License Agreement and this Amendment, Rambus shall own and retain all right, title, and interest in the generic RAC designed by Rambus hereunder, and all intellectual property rights with respect thereto, including without limitation the unsized transistor netlist implementations. Without limiting the foregoing, nothing in this Amendment shall prevent or restrict Rambus from developing similar implementation packages and RACs for or with third parties, including use by Rambus of information developed or learned by Rambus in connection with the development of the specific RAC hereunder, except for Confidential Information of LGS provided to Rambus.

         6.2 LGS shall own all right, title and interest in such portions of the RAC as are modified or developed by Rambus for LGS hereunder and shall retain all right, title and interest in LGS's technology which may be used or contained in the RAC including, but not limited to, LGS Process Technology.

         6.3 THE TECHNICAL INFORMATION, SERVICES, AND ANY CONFIDENTIAL INFORMATION PROVIDED BY RAMBUS TO LGS ARE PROVIDED "AS IS" WITHOUT WARRANTY OF ANY KIND, EXPRESS, IMPLIED, STATUTORY, OR OTHERWISE, INCLUDING BUT NOT LIMITED TO ANY IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

7.       Term and Termination.

         7.1 This Amendment shall become effective on the date of signature by the second party to sign below or the date of approval of this Amendment by the Korean Government as required, whichever comes later ("Effective Date"), and shall terminate upon any termination of the License Agreement. Termination of this Amendment, however, for default hereof, shall be severable from termination of the License Agreement and each prior amendment thereto. That is, this Amendment shall be terminable for default, in accordance with the procedures specified in Section 8.2(a) of the License Agreement, by either party with respect to a default of either party's obligations hereunder, or with respect to obligations pursuant to the License Agreement as applied to the RAC or the development thereof. Any such termination of this Amendment, however, shall not result in termination of the License Agreement or any prior amendment thereto.

         7.2 Upon  termination of this  Amendment by Rambus  pursuant to Section
7.1 above, LGS's rights and licenses with respect to the RAC shall terminate. Otherwise, such rights and licenses of LGS shall survive, conditioned on LGS's continuing compliance with its obligations under the License Agreement and this Amendment. The parties' rights and obligations pursuant to Section 6 shall survive any termination or expiration of this Amendment.

8.       Government Approvals.

         LGS shall be responsible for any required filings of this Amendment with Korean government agencies.

9.       License Agreement.

         Except as expressly provided in this Amendment, the License Agreement, as previously amended, shall remain unmodified and in full force and effect. In the event of any inconsistency or conflict, the provisions of this Amendment shall control and govern over the provisions of the License Agreement.


LG SEMICON CO., LTD.                       RAMBUS INC.


By:_____________________________           By:__________________________________

Print Name:______________________          Print Name:__________________________

Title:____________________________         Title:_______________________________

Date:_______________________________       Date:________________________________

                                   EXHIBIT A
                                RAC DELIVERABLES


1. Layout database of the RAC cell in Cadence Edge format or GDSII format. The layout is based on a floorplan template.

             a. Rambus will ensure that the layout database is DRC clean according to the DRC layout rules provided by LGS. Rambus will use the Cadence Edge PDV tools.

             b. Rambus will ensure that the database is LVS clean with the layout database corresponding to the Cadence schematics.

             c. Critical circuits will pass simulations to reasonable skew process corners with voltages 2.5V +/- 10% and junction temperatures 25(degree) C to 110(degree) C.

2.       Schematics of database in Cadence Edge format and printed on paper.

3.       Characterization requirements:

             a.   Test  vectors  in  HP83000   format  for  the  gTRAC  for  RAC
                  characterization purposes.

             b.   Characterization requirements document.

             c.   Description   of  cable,   load   board   and  probe   station
                  requirements for the HP83000 and gTRAC.

                                   EXHIBIT B
                                CHARACTERIZATION


1.       WORK.

         a. Rambus shall characterize the RAC on the gTRAC using a customized load board on its HP83000 tester.

         b.  The characterization shall be performed using three (3) devices for
             one  lot  which  have  been   fabricated   using  typical   process
             parameters.

2.       DELIVERABLES.

         a. Netlists and test patterns for the gTRAC which provides a device to characterize the PLL and the AC and DC parameters of the RAC.

         b.  A characterization report of the RAC on the gTRAC and its data.

                                    EXHIBIT C
                            LGS PROCESS DELIVERABLES

1. HSpice models of transistors, resistors, diodes, and bipolar transistors in paper and electronic formats. I.V. curve data simulated from the models and from actual device measurements. The models should be of high enough quality to enable high speed analog and digital designs. (Level 28 is commonly used).

2. Cross section profile of transistors and interconnect structures including materials, thicknesses and spacings.

3.       Layout design rules and final on-wafer dimensions of all layers.

4. Other process data, e.g. resistivities, temperature coefficients, electromigration rules, ESD and latch up rules, etc. and their variations.

                                    EXHIBIT D
                        LGS'S SUPPORT ON CHARACTERIZATION

1. LGS will design an ASIC that includes the RAC and incorporates the netlists of the gTRAC.

2. LGS will generate masks and manufacture engineering samples of the gTRAC with the RAC.

3. LGS will provide package engineering samples of the gTRAC with the RAC to Rambus.